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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report, and incorporation by reference, in this registration statement of Complete Business Solutions, Inc. on Form S-4 of our report dated October 25, 1997, on our audits of the financial statements of Synergy Software, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in this registration statement and incorporated by reference in the most recent Annual Report on Form 10-K of Complete Business Solutions, Inc. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
Chicago, Illinois
June 8, 1998